UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1−K

ANNUAL REPORT PURSUANT TO REGULATION A

OF THE SECURITIES ACT OF 1933

For the fiscal year ended March 31, 2021

ASI Aviation, Inc.

(Exact name of issuer as specified in its charter)

Nevada	81-1014003
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 550, Reston, Virginia 20190-5667

(Full mailing address of principal executive offices)

(703) 904-4315

(Issuer’s telephone number, including area code)

Common Stock

Title of each class of securities issued pursuant to Regulation A

Except as otherwise indicated by the context and for the purposes of this report only, references in this report to “we,” “us,” “our” or “our company” refer to ASI Aviation, Inc., a Nevada corporation.

Special Note Regarding Forward Looking Statements

Certain information contained in this report includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about our company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to our company and our management and our interpretation of what is believed to be significant factors affecting the businesses, including many assumptions regarding future events.

Forward-looking statements are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Item 1. Business — Risk Factors” below, and matters described in this report generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this report will in fact occur.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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ITEM 1.	BUSINESS

Our Company

Business Overview

The Company was incorporated under the laws of the State of Nevada on December 29, 2015. We are a developmental stage company principally involved in the business of developing our aircraft and aircraft spare parts sales and leasing business, and developing our aviation consultancy services. For the fiscal years ended March 31, 2021 (FY 21) and 2020 (FY 20), we did not generate any revenues. We had a stockholder’s Deficit of $17,208  at March 31, 2021.

We plan to provide the following core aviation business services:

●	Leasing and Sales – We plan to offer aircraft, aircraft engines and aircraft spare parts leasing and sales, and related support functions and to represent various parties as brokers, providing search and procurement services with respect to various types of commercial aircraft.

●	Aviation Consultancy – We plan to provide consulting services to domestic, commercial vendors and governments including airline market analysis, selection of airline management teams, airline financial projections, selection of aircraft, aircraft purchase or leasing recommendations, and preparation and processing US government procurement solicitations.

●	On-Site Maintenance and Operational Support – We plan to provide recommendation in the hiring and training of personnel needed to support aircraft maintenance operations and spare parts inventory, maintenance of aircraft records, and flight crew hiring and training.

●	Aircraft Charter and Ferry Services – We plan to arrange for passenger air transportation with existing certificated air carrier(s) with aircraft charter services provided on an hourly, monthly or yearly basis, and to arrange for flight crews for the movement of aircraft from point of origin to final destination, for governments, and domestic, commercial vendors.

●	IT Business Development Consulting Services – We intend to continue to offer IT Business Development, Messaging and Capture Management services on a contractual basis to private companies operating in the federal government sector.

We expect to generate future revenue from our aviation consultancy services and aircraft, aircraft spare parts and aircraft engine sales and leasing. Our management has developed relationships with existing air carriers and companies operating government contracts with the U.S. Department of Defense, U.S. Marshals Service and the Department of Homeland Security. The Company hopes to be able to harness those relationships its team has already cultivated in order to allow its management consulting services to gain traction. The Company has developed a capability and strategy in the leasing and buying of aircraft to support businesses on commercial or government contracts requiring dry (aircraft only) or wet (aircraft with crew, maintenance services and insurance) aircraft lease operations.

Our Corporate History and Background

We were incorporated under the laws of the State of Nevada on December 29, 2015. The fiscal year-end of the Company is March 31. The Company is a development stage company focused on developing our aviation management consulting services and aircraft, aircraft engines and aircraft spare parts leasing and sales.

To date, we have generated revenues through the provision of IT business development consulting services on a contractual basis to private companies operating in the federal government sector. As of the date hereof, we have provided these services to one such company, prior to FY 19. We intend to continue to provide these services to generate working capital to fund our other development operations. These IT business development consulting services consist of three components – Business Development, Messaging and Capture Management:

(a)	Business Development: Our IT business development services start with core research into a company’s capabilities and its relationships in the federal government sector, followed by our development of a qualified pipeline that matches information found in our core company research and that company’s existing governmental relationships. We then assist the client in keeping its pipeline active.

(b)	Messaging: We analyze the company’s existing public messaging program (i.e., marketing, website presentation and other collateral presentation formats and materials) and compare those to the company’s capabilities and relationships as we understand them. We then craft a corporate message that is deliverable and transferable across all media in a fashion appropriate to the particular media being used (e.g., the company website, marketing materials, and trade show presentations).

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(c)	Capture Management: We assist in the (i) building of teams around focused opportunities identified by our business development efforts, (ii) utilization of company work-share as a tool, (iii) building on the core message to develop win-themes that can be communicated to a company’s client through its relationships, and (iv) identifying of core elements of a Performance of Work Statement (PWS), that is, a statement that summarize the work that needs to be done for a government conveyed to the government agency proposal team.

In 2019, we engaged Glendale Securities, Inc., a Securities and Exchange Commission registered and FINRA member broker-dealer, as our market maker and, through an application to FINRA, our common stock was approved for quotation on the OTC Markets Group Inc. Pink Tier under the symbol “ASAV.” There can be no assurance, however, that an active trading market will ever develop in our common stock.

We are an emerging growth company under the JOBS Act.

Corporate Information

Our principal office is located at 11921 Freedom Drive, Suite 550, Reston, VA 20190-5667. Our telephone number is (703) 904-4315. We maintain a website at www.asi-aviation.com. Information available on our website is not incorporated by reference in and is not deemed a part of this Form 1-K.

The Market

The demand for new aircraft is being driven by the global demand for additional passenger and cargo capacity, which is closely tied to the GDP of both developed and emerging markets. In order to support this growth, the market for aircraft operating leases, and thus aircraft lessors, is becoming an increasingly important part of the aviation industry. Despite the impact of the ongoing worldwide COVID-19 pandemic, global growth in the aviation industry has shown signs of recovery. However, there is no way to gauge the long term effect of the pandemic on the aviation industry at this time.

According to Boeing’s report titled “Commercial Market Outlook 2020” aircraft leasing/and ownership continues to grow in both size and importance. It has been estimated that the number of commercial aircraft will increase from 22,510 planes in 2015 to more than 48,400 by 2039, according to Boeing’s 2020 Commercial Market Outlook report. Although the market has shown signs of recovery from the impact of COVID-19 pandemic globally, Boeing continues to reevaluate market conditions.

Our Growth Strategy

We plan to become a leading service provider in the aviation industry by pursuing the following objectives:

●	Core Aviation Business Development: We plan to build out our core business of aviation consultancy services; aircraft, aircraft engine and spare parts sales and leasing; and onsite maintenance and operational support. We also expect to develop capabilities in the aircraft charter and ferry service businesses.

●	Government Contracts: We plan to bid on various federal and state contracts for aviation services as a small business. There are opportunities set aside annually for small businesses by the U.S. federal government and by state governments. The Company would be positioned as one of only several smaller businesses in this industry, and thus would have a real chance of winning contracts as a result of its size and industry experience. We can give no assurances, of course, that we would be successful in bidding for any of these contracts.

●	International Opportunities: We plan to explore opportunities to do business in the Middle East, South Asia, Africa, and Eastern Europe.

●	Asset Acquisitions: We may develop our business capabilities through the acquisition of aircraft related assets such as aircraft engines and spare parts inventories, either individually or through the acquisition of all or substantially all of the assets or businesses of one or more synergistic companies operating in the aviation industry. As of the date hereof and as discussed elsewhere in this annual report, we have entered into an agreement to acquire the assets of Jet X Aerospace LLC. The completion of this acquisition is subject to certain preconditions being met and we cannot provide any assurance that all of these conditions will be met. We have not identified any other potential acquisitions at this time.

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Recent Developments

The Jet X Aerospace Agreement

On March 25, 2021, we, Jet X Aerospace LLC (“Jet X”) and David S. Carver, Jayson Carver and Demetri Xydas (the “Seller Members”) entered into a business and asset purchase agreement (the “Agreement”) pursuant to the terms of which the Company has agreed to acquire (the “Acquisition”), subject to certain conditions, substantially all of the assets of Jet X.

Jet X is in the business of providing customer support, solutions and management to the aviation industry including, spare parts inventory procurement and management, purchase support and supply chain management, component repair and vendor management, maintenance support for light, scheduled and heavy checks, power plant management and support and aviation industry consulting.

The Company agreed to acquire all of the business assets of Jet X, subject to certain exclusions, and to assume certain of the obligations of Jet X relating to the to-be-acquired assets. The Company agreed to pay a purchase price of $3,000,000 for the assets, consisting of the settlement and satisfaction of outstanding Jet X debt in the amount of $900,000 and the issuance to Jet X or its designees of 2,100,000 restricted shares (subject to a spare parts inventory appraisal of more than $2.8 million) of our common stock (these two components together, the “Purchase Price Consideration”). The Seller Members will also enter into five-year employment agreements with us whereby the Seller Members would become employees of the Company to manage and develop the Jet X business on behalf of the Company.

The closing of the Acquisition is subject to the following substantive conditions, among others, which were to have been met within 30 days of the signing of the Agreement, or April 24, 2021. This deadline, however, was extended twice, most recently to August 25, 2021, and may be extended further by the mutual consent of the Company and Jet X:

●	Prior to the closing, the Company shall have completed a registered or qualified (Regulation A) public offering or a private placement or bank financing (the “Financing”) and shall have received equity and/or debt funding, from the public offering or otherwise, in the Financing in the amount of at least $1,200,000;

●	The Company shall have completed to its satisfaction its due diligence review of Jet X and its assets; and

●	Jet X and Heartland Bank and Trust shall have entered into a comprehensive settlement and release agreement pursuant to which Heartland Bank and Trust shall have agreed to cancel all Jet X’s debt owed to it and forever release Jet X from any and all claims relating to such debt for consideration and payment received.

Should the Company fail to meet the Financing condition by August 25, 2021, the Company may propose to modify the composition of the Purchase Price Consideration by adjusting the debt payment/cash to stock ratios and/or the amount of assumed obligations, subject to mutual written agreement between the Company and Jet X. Without such agreed modification this agreement shall expire on August 25, 2021. Additionally, should the spare parts inventory appraisal result in a valuation of less than $2.8 million, the Company may adjust the number of shares it issues to Jet X.

The Company cannot make any assurances at this time that all or any of the substantive conditions to closing will be met in a timely fashion, if at all.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as exhibit 9.1 to our Current Report on Form 1-U filed with the SEC on April 7, 2021.

Industry Overview

The COVID-19 Impact:

Before the global COVID-19 pandemic hit, the aviation industry had anticipated high passenger volume and aircraft fleet growth over the next decade. Now, however, with the arrival of the COVID-19 pandemic, the aviation industry is suddenly facing a new environment where operating fleet capacities have been drastically reduced and passenger demand has declined precipitously. We expect these conditions to remain for the foreseeable future. Privately operated airports will face difficulties in keeping costs down when there is negligible revenue generation. Also, the uncertain nature of this coronavirus pandemic has severely marred passenger confidence, which may take time to rebuild post-crisis. Weak passenger confidence in travel and declining economic conditions among many countries will impact the total number of passengers travelling, in both the domestic and international segments. We expect that it will take a number of years for passenger numbers to reach pre-pandemic levels.

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Aviation Industry:

The aviation industry supports the transportation of passengers and freight globally. Demand for key aviation assets, primarily commercial aircraft and jet engines, is tied to the underlying demand for passenger and freight movement. Commercial air travel and air freight activity have historically been long-term growth sectors, broadly correlated with world economic activity and expanding at a rate of one to two times the rate of global GDP growth. According to Boeing, following the COVID-19 pandemic, global demand for passenger traffic slowed to an average annual rate of 4.5%, outpacing global GDP of 2.5% in the same period. Furthermore, according to Boeing Commercial Market Outlook 2020-2039, commercial aircraft growth of 3.2% was expected to continue annually. However, currently, because of the impact of COVID-19 pandemic, Boeing is not expecting strong demand for commercial aircraft through 2022, after which Boeing expects that worldwide demand will return.

Aircraft Leasing:

Due to the cost of aircraft acquisitions, aircraft financing complexities and airlines’ need for fleet flexibility, the role of operating lessors has grown significantly over the past twenty years. Historically, airlines owned 100% of the fleet which they operated and acquisitions were financed through traditional loans and bank debt that was collateralized with the assets themselves. Over time, however, as airlines consolidated and grew in fleet size, the need for non-traditional financing sources drove the emergence of operating leases. As a result of this, operators are now able to quickly grow a fleet while carrying fewer assets on their balance sheets. Following the industry retrenching as a result of COVID-19 virus, however, most airline operators are now adding flight schedules and placing many aircraft back into service as the market begins to recover.

Commercial Aircraft Maintenance, Repair & Overhaul (MRO) Industry:

The commercial aircraft MRO market is a vital part of the commercial air transport industry. MRO is required to ensure that passenger and cargo carrying aircraft are maintained in conditions of airworthiness as defined by strict international and national regulations, which are regulated by civil aviation authorities.

The global commercial aircraft MRO market, pre-COVID-19, was worth $64.3 billion in 2015, according to IFC International 2016 MRO Forecast, with expected growth to $96 billion in 2025. Over the next decade, the sector was expected to experience moderate growth, driven by the rising volume of air traffic but offset by factors such as continuing financial pressures faced by airlines. However, as a result of the impact of COVID-19, there remains slow growth in the MRO market for 2021 although stronger growth expected in 2022.

Demand for maintenance and repair services is driven by air transportation activity and the size and age of aircraft fleets. The profitability of individual companies depends on efficient operations. Large companies have an advantage in their ability to serve major customers and enjoy economies of scale in parts purchasing. Small companies can compete effectively by serving local markets and smaller customers.

Proposed Operations

Core Aviation Business Development

We plan to develop our core business of aviation consultancy services; aircraft, aircraft engine and spare parts sales and leasing; and onsite maintenance and operational support to fill important needs in the fragmented aircraft spare parts marketplace. We intend to build our company to create the business advantages set forth below and to provide a superior level of support to equipment or airline operators through proprietary technological enhancements.

We expect that our spare parts business should create various opportunities for potential revenue streams through multiple support options, which may include any or all of the following:

●	Sales and exchange of rotable parts inventory;

●	Sales of expendables (lighting, hoses, batteries, hardware, etc.);

●	Sales of consumable product lines (lubricants, fluids, adhesives, sealants, etc.);

●	Complete support of hazardous material supplies;

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●	OEM warranty support centers and distributorship opportunities;

●	Substantial outlet for existing airline spare inventory;

●	Full wheel and brake supply center;

●	Support in aircraft tooling requests; and

●	Co-operative access to exchange pools of inventory.

Additionally, we expect that the development of our core business through internal growth and the possible acquisition of significant value added assets or an industry related business will help us generate significant revenue due to the following advantages:

●	Ability to provide immediate needs fulfillment for grounded aircraft;

●	Elimination of costly Aircraft On Ground (“AOG”) material shipping;

●	Reduction of risks involved with moving critically needed materials;

●	Elimination of AOG Hazardous Material shipping;

●	Ability to provide vertical supply chain support; and

●	Increased operational efficiencies.

Government Contracts

The Company also plans to bid on various federal and state contracts for aviation services as a small business. There are opportunities set aside annually for small businesses by the U.S. federal government and by state governments. These larger opportunities typically have small business sub-contracting plan requirements as a mandate for bidding. The Company would be positioned as one of only several smaller businesses in this industry, and thus would have a real chance of winning those contracts as a result of its size and industry experience.

Opportunities in India

India is one of the fastest growing aviation markets in the world. In response to its growing aviation market, several new airlines have been established in India, including Air Asia India, Air Costa, Vistara Airlines, and Air Pegasus. We plan to capitalize on the opportunities for sales and leasing of aircraft and spare parts in India. We have already established a base in India’s capital, and we expect, assuming we have the financial resporces, to be leasing office space in New Delhi sometime in the future. We have also appointed a business development director to manage this office and to explore potential aircraft sales and lease back and spare parts opportunities with airlines currently operating in India.

Opportunities in Russia

In previous business roles, Dr. B.B. Sahay and Mr. James Flynn, officers of the Company, have supplied spare parts to Aeroflot, the largest airline in Russia. Having maintained this relationship with Aeroflot executives, we plan to reestablish this business relationship upon further development of our business plan and operations.

Marketing Strategy

The Company plans to implement strategic marketing campaigns focused on brand name recognition. Advertising campaigns will generally focus on print and web, utilizing aviation industry publications. Although other means of advertising will also be considered and implemented, these forms of advertising have been identified as being the most effective means for reaching potential clients in our target markets. The company has created a website as a means of advertising and as an electronic brochure for generating leads and increasing market awareness.

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Competition

The market for our products and services is extremely competitive, and we face competition from a number of sources. Our competitors include aircraft service companies and other companies providing MRO services, as well as aircraft manufacturers and other companies involved in aircraft and parts sales and leasing. We believe that our experienced staff, scope of services, small business focus, availability of parts, and focus on customer service increase the competitiveness of our business. Most of our competitors, however, have substantially greater financial and other resources than are available to us. We cannot assure anyone that competitive pressures will not materially adversely affect our business, financial conditions or results of operations or that we will ever attain any competitive position within our market.

Government Regulation

The air transportation industry is highly regulated. Because we do not operate aircraft, we generally are not directly subject to most of these laws, such as regulations of the U.S. Department of Transportation and the FAA or their counterpart organizations in foreign countries regarding the operation of aircraft for public transportation of passengers and property. However, we are subject to government regulation in a number of respects. In addition, potential buyers and lessees of our aircrafts and parts are subject to extensive regulation under the laws of the jurisdiction in which they are registered or under which they operate. These laws govern, among other things, the registration, operation, maintenance and condition of aircraft.

Most of our aircraft will be registered in the jurisdictions in which the lessees of our aircraft are certified as air operators. Each aircraft registered to fly must have a Certificate of Airworthiness, which is a certificate demonstrating the aircraft’s compliance with applicable government rules and regulations and that the aircraft is considered airworthy, or a ferry flight permit, which is authorization to operate an aircraft on a specific route. Our lessees will be obligated to maintain Certificates of Airworthiness for the aircraft they lease from us.

We are also subject to the regulatory authority of the U.S. Department of Treasury and the U.S. Department of Commerce to the extent such authority relates to the export of aircraft for lease or sale. Also, the U.S. Department of Treasury and the U.S. Department of Commerce (through the OFAC), impose restrictions on the operation of U.S. goods, such as aircraft and engines, to and in sanctioned countries, as well as on the ability of U.S. companies and persons to conduct business with entities and individuals in those countries or on any restricted parties lists.

Environmental Laws

We are subject to a variety of federal, state and local environmental laws and regulations, including those that govern health and safety requirements, the discharge of pollutants into the air or water, the management and disposal of hazardous substances and wastes and the responsibility to investigate and clean-up contaminated sites that are or were owned, leased, operated or used by us or our predecessors. Some of these laws and regulations may require us to obtain permits, which contain terms and conditions that impose limitations on our ability to emit and discharge hazardous materials into the environment and may be periodically subject to modification, renewal and revocation by issuing authorities. Fines and penalties may be imposed for non-compliance with applicable environmental laws and regulations and the failure to have or to comply with the terms and conditions of required permits. We intend to comply with these laws and regulations.

Intellectual Property

At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

Description of Property

Currently, our principal executive office is located at 11921 Freedom Drive, Suite 550, Reston, VA 22190. The company leases the office space from Regus, Inc. for $999 per month. The lease is on a month to month basis.

Assuming sufficient funds are raised from our ongoing Regulation A offering, the company plans to extend the lease agreement for a longer period.

The Company had leased office space in New Delhi, India’s capital, located at 306 Arunachal Building, Barakhamba Road, Connaught Place, New Delhi, India. This space was being provided by Colors Builders and Real Estate Consultants (“Colors”) pursuant to an agreement dated August 4, 2017. The space was being provided at no cost until such time as the Company began generating income from its prospective projects in India. Our agreement with Colors was terminated in 2019 and we are now in the process of looking for new office space in New Delhi.

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Legal Proceedings

We are not a party to any pending legal proceedings. In the future, we may from time to time, become involved in various legal proceedings. We believe that all such litigation is routine in nature and incidental to the conduct of our business, and we believe that no such litigation will have a material adverse effect on our financial condition, cash flows or results of operations.

Employees

As of March 31, 2021, we had a total of four employees, two of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Operations	1
Sales and Marketing	1
Research and Development	0
General and Administrative	0
Total	2

None of our employees belong to a union or is a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Form 1-K, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

The COVID-19 pandemic has had, and we expect will continue to have, certain negative impacts on our industry, and such impacts may have a material adverse effect on our future results of operations, financial condition, cash flows and stock price.

On January 30, 2020, the World Health Organization declared the COVID-19, or the coronavirus, outbreak in China a public health emergency of international concern. In recent months, the coronavirus pandemic has spread throughout the world. Given the high public health risks associated with the disease, governments around the world have imposed various degrees of travel and gathering restrictions and other quarantine measures. The coronavirus outbreak is currently having an indeterminable adverse impact on the global economy.

The coronavirus has had a particular adverse impact on the domestic and international airline industry. The outbreak in China and throughout the world since December 2019 has led to a precipitous decrease in the number of daily departures and arrivals for domestic and international flights. According to the International Air Transport Association (IATA) Airlines Financial Monitor dated April 2021 air passenger demand posted a recovery but still remains down due to a resurgence of virus cases and government travel restrictions.

As a pre-revenue, development stage company, the ongoing COVID-19 pandemic has not materially adversely affected our financial condition or results of operations for our fiscal year ended March 31, 2021. However, the ongoing and continuing effects of the COVID-19 pandemic could make it extremely difficult for us to develop our business in the future, and, in particular, it may hamper or our ability or prevent us from completing our planned Jet X asset acquisition (discussed elsewhere in this annual report) and our ability to raise additional capital under our ongoing Regulation A offering. The extent to which COVID-19 may adversely impact our planned business depends on future developments, the severity and duration of the pandemic and the effectiveness of actions taken globally to contain or mitigate its effects, all of which are highly uncertain and unpredictable.

Given the uncertainty of the outbreak, the spread of the coronavirus may be prolonged and worsened. If this outbreak persists, commercial activities throughout the world could be curtailed with decreased consumer spending, business operation disruptions, interrupted supply chain, difficulties in travel, and reduced workforces. The duration and intensity of disruptions resulting from the epidemic is uncertain. It is unclear as to when the outbreak will be contained, and we also cannot predict if the impact will be short-lived or long-lasting. The extent to which the coronavirus impacts our operations and financial results will depend on its future developments. If the coronavirus outbreak is not effectively controlled in a short period of time, our business operation, financial condition and stock price may be materially and adversely affected as a result of a slowdown in economic growth, a contraction in the airline sector, depressed customer demand, operation disruptions or other factors that we cannot foresee.

Our company is in the development stage and has a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

Our company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. The limited operating history of our business may make it difficult to accurately evaluate the business and predict its future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had a longer operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, and the size and nature of our market opportunity will change as we scale our business and increase deployment of our service. If we do not address any of the foregoing risks successfully, our business will be harmed.

Our having generated no revenues from our core business operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

For the fiscal years ended March 31, 2021 and 2020, we have generated $0 and $0, respectively, in revenues and had a stockholder’s deficit of $17,208 as of March 31, 2021. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

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Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raises substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws provide indemnification for our officers and directors to the fullest extent authorized by the Nevada Corporations Code against all expense, liability, and loss, including attorney’s fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the action, suit or proceeding, whether civil or criminal, administrative or investigative is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company’s assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities.

There is no minimum dollar amount that the Company must raise in its ongoing Regulation A offering, thus investors purchasing our securities might own stock of a company that has insufficient funding to conduct planned operations.

In order to implement the Company’s plan of operations for the next twelve (12) month period, we require a minimum of $500,000 of funding from our ongoing Regulation A offering. We anticipate that after the initial twelve (12) month period we may need additional financing. If the Company is unable to successfully find clients, we may quickly use up the proceeds from the ongoing Regulation A offering and will need to find alternative sources of operating capital. If we need additional cash and cannot raise it on acceptable terms, we will either have to suspend operations until we do raise the cash or cease operations entirely.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that result in more expenses than originally estimated. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be approximately $30,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Market, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Market. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available making it increasingly difficult to sell their stock.

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The airline industry faces specific problems that may adversely affect our financial performance.

Problems in the airline industry could adversely affect our business. Since our customers will consist primarily of passenger and cargo air carriers and aircraft leasing companies, the threat of terrorist activities continues to adversely impact the airline industry and consequently may adversely impact our business. However, it does affect our business to a much lesser extent than it affects other firms that rely heavily on major airlines for business. When economic factors adversely affect the airline industry, they tend to reduce the overall demand for maintenance, repair, and leasing services, causing downward pressure on pricing and increasing the credit risks associated with doing business with airlines. We cannot assure you that economic and other factors, which may affect the airline industry, will not adversely impact our business, financial condition or results of operations. Such adverse effects in the airline industry, can also adversely affect our aircraft parts sales business. Any event or occurrence that adversely impacts the aircraft maintenance industry will also adversely impact the aircraft parts sales industry because aircraft parts sales are directly related to the demand for maintenance of aircraft.

The continued threat of terrorist actions may result in less demand for public and private aviation and, as a result, our revenue may be adversely affected and we may not be able to continue successful operations.

Terrorist actions involving public and private aircraft may have a significant adverse impact on us. As a result of these actions, individuals and corporate customers may cease using private or public aircraft as a means of transportation or reduce their use of such aircraft, or we could become subject to burdensome regulations that would have an adverse effect on our results of operations. In either event, we would be unable to maintain sales and may be unable to continue our operations on a successful basis.

Our business is susceptible to liability claims.

Our business will expose us to possible claims for personal injury or death which may result if we were negligent in providing faulty parts to an airplane or repairing an airplane. We cannot assure you that claims will not arise in the future or that our insurance coverage will be adequate to protect us in all circumstances. Additionally, we cannot assure you that we will be able to maintain adequate insurance coverages in the future at an acceptable cost. Any possible liability claims not covered by adequate insurance could materially adversely affect our business, financial condition or results of operations.

The aviation industry is subject to heavy government regulation.

The aviation industry is highly regulated by the Federal Aviation Administration, or FAA, in the United States and by similar agencies in other countries. We may be required to become certified by the FAA, and in some cases authorized by the original equipment manufacturers, in order to repair aircraft components and to perform maintenance and repair services on aircraft. Commercial jets, like any other complex vehicles, require periodic maintenance to allow for their safe and economical operation. Unlike many vehicles, the repair and modification of such aircraft is highly regulated by the various aviation authorities in each country of operation around the world.

We may be subject to fines and disqualification for non-compliance with Federal Aviation Administration regulations.

We will be subject to regulation by the FAA under the provisions of the Federal Aviation Act of 1958, as amended. The FAA prescribes standards and licensing requirements for aircraft and aircraft components. We are subject to inspections by the FAA and may be subjected to fines and other penalties for noncompliance with FAA regulations. Our failure to comply with applicable regulations could result in the termination of or our disqualification from some of our potential contracts, which could have a material adverse effect on our operations.

From time to time, the aircraft industry may experience periods of oversupply during which lease rates and aircraft values may decline, and any future oversupply could materially adversely affect our sales and leasing business, financial condition or results of operations.

In the past, the business of leasing, financing and selling aircraft has experienced prolonged periods of equipment shortages and oversupply of aircraft. The oversupply of a specific type of aircraft typically depresses the lease rates for, and the value of, that type of aircraft. An increase in the global supply of aircraft without a commensurate increase in passenger air travel demand may have a material adverse effect on lease renewal rates and the value of our assets. The supply and demand for aircraft may be materially adversely affected by various cyclical and non-cyclical factors that are outside of our control, including:

●	passenger air travel demand;

●	increased supply due to the sale of aircraft portfolios;

●	governmental regulation;

●	interest rates;

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●	the cost and availability of credit;

●	cancellations of orders for aircraft;

●	delays in delivery by manufacturers; or

●	manufacturer production levels and technological innovation.

These factors could produce sharp decreases in aircraft lease rates and values and have a material adverse effect on our ability to lease or re-lease our aircraft and on our ability to sell such aircraft or aircraft parts at acceptable prices.

We are indirectly subject to many of the economic and political risks associated with emerging markets, which could materially adversely affect our business, financial condition or results of operations.

We intend to capitalize on potential opportunities in emerging market countries, including, possibly, Russia and India. We also may decide to conduct operations in other emerging market countries in the future.

Emerging market countries have less developed economies that are more vulnerable to economic and political problems and may experience significant fluctuations in gross domestic product, interest rates and currency exchange rates, as well as civil disturbances, government instability, nationalization and expropriation of private assets and the imposition of taxes or other charges by government authorities. The occurrence of any of these events in markets served by our clients and the resulting economic instability that may arise could adversely affect the value of our ownership interest in aircraft subject to lease in such countries, or the ability of our potential lessees, which operate in these markets to meet their lease obligations. As a result, lessees which operate in emerging market countries may be more likely to default on leases than lessees that operate in developed countries. In addition, legal systems in emerging market countries may be less developed, which could make it more difficult for us to enforce our legal rights in such countries. Our business, financial condition or results of operations may be materially adversely affected.

We will likely need additional financing to execute our business plan or new initiatives, which we may not be able to secure on acceptable terms, or at all.

We will require additional financing in the near and long term to fully execute our business plan. Our success may depend on our ability to raise such additional financing on reasonable terms and on a timely basis. Conditions in the economy and the financial markets may make it more difficult for us to obtain necessary additional capital or financing on acceptable terms, or at all. If we cannot secure sufficient additional financing, we may be forced to forego strategic opportunities or delay, scale back or eliminate additional service deployment, operations and investments or employ internal cost savings measures.

Competition from a number of companies, as well as other market forces, could result in price reduction, reduced revenue and loss of market share and could harm our results of operations.

We face strong competition from large corporations that provide aircraft leasing and spare parts supply services. Competition from such providers could have an adverse effect on our ability to gain market share. Most of our competitors are larger, more diversified corporations and have greater financial, marketing, production, and research and development resources. As a result, they may be better able to withstand the effects of periodic economic downturns or may offer more service offerings to customers. Competition could increase our sales and marketing expenses and related customer acquisition costs. We may not have the financial resources, technical expertise or marketing and support capabilities to compete successfully. A failure to effectively respond to competitors could have a material adverse impact on our business and results of operations.

We may be unsuccessful in pursuing our international opportunities.

Our ability to pursue international opportunities in Myanmar, India and Russia involves various risks, including the need to invest significant resources in unfamiliar markets and the possibility that we may not realize a return on our investments in the near future or at all. In addition, we may incur significant expenses before we generate any material revenue in these new markets.

Any future international opportunities may fail to succeed due to risks inherent in foreign operations, including:

●	legal and regulatory restrictions, including aerospace and liability standards and enforcement practices;

●	changes in international regulatory requirements and tariffs;

●	restrictions on the ability of U.S. companies to do business in foreign countries;

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●	compliance with the Foreign Corrupt Practices Act, the (U.K.) Bribery Act 2010 and other similar corruption laws and regulations;

●	currency fluctuations; and

●	potential adverse tax consequences.

As a result of these obstacles, we may find it difficult or prohibitively expensive to pursue our international opportunities or we may be unsuccessful in our attempt to do so, which could harm our future operating results and financial condition.

If we fail to effectively manage our growth, it may adversely affect our business, brand and reputation, results of operations, and financial condition.

Once we begin operations, we may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. To continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our future growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our future growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer and Chairman, Dr. B.B. Sahay, and our President, Mr. James Flynn. If we lose the services of these officers or if they fail to perform in their current positions, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

We anticipate future losses and negative cash flow, and it is uncertain if or when we will become profitable.

We have not yet demonstrated our ability to generate revenue in our core business, but we hope to generate revenue and operate on a profitable basis in the future. As a result, we have incurred losses since our inception and even though we expect to see some operating revenue in the foreseeable future, losses and negative cash flow for the foreseeable future is a possibility.

We expect to expend significant resources on hiring of personnel and startup costs, including payroll and benefits, research and acquisitions, marketing and promotion, capital expenditures, working capital, general and administrative expenses, and fees and expenses associated with our ongoing Regulation A offering. We expect to incur costs and expenses related to consulting costs, marketing and other promotional activities, hiring of personnel and the continued development of relationships with strategic business partners. We are attempting to obtain the necessary working capital for operations, of which our ongoing Regulation A offering is a part, but we may not be able to obtain financing in a sufficient amount or at all. We anticipate our losses will continue to increase from current levels during our development stage.

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We may allocate the net proceeds from our ongoing Regulation A offering in ways that differ from the estimates discussed in the section of our ongoing Regulation A offering circular titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of our ongoing Regulation A offering set forth in the “Use of Proceeds” section of our offering circular represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, and our further revenues and expenditures.

The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions from our ongoing Regulation A offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section of our offering circular entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” in our ongoing Regulation A offering circular for additional information.

Adverse economic conditions may have a material adverse effect on our business.

Macro-economic challenges are capable of creating volatile and unpredictable environments for doing business. We cannot predict the nature, extent, timing or likelihood of any economic slowdown or the strength or sustainability of any economic recovery, worldwide, in the United States or in the airline industry. For many travelers, air travel and spending on in-flight internet access are discretionary purchases that they can eliminate in difficult economic times. Additionally, a weaker business environment may lead to a decrease in overall business travel, which is an important contributor to our service revenue. These conditions may make it more difficult or less likely for customers to purchase our equipment and services. If economic conditions in the United States or globally deteriorate further or do not show improvement, we may experience material adverse effects to our business, cash flow and results of operations.

Assets, technologies or businesses we may acquire could prove difficult to integrate, disrupt our ongoing business, dilute stockholder value or have an adverse effect on our results of operations.

As part of our business strategy, we may engage in acquisitions of aircraft, engine and spare parts inventories, all or substantially all of the assets of one or more businesses operating in the aircraft spare parts market or one or more synergistically related businesses or technologies in the aviation industry, to augment our organic or internal growth. We do not have any relevant experience with integrating and managing acquired assets or businesses. Acquisitions involve challenges and risks in negotiation, execution, valuation and integration. Moreover, we may not be able to find suitable acquisition opportunities on terms that are acceptable to us. Even if successfully negotiated, closed and integrated, certain acquisitions may not advance our business strategy, may fall short of expected return-on-investment targets or may fail. Any future acquisition could involve numerous risks, including:

●	potential disruption of our ongoing business and distraction of management;

●	difficulty integrating the assets, operations and products from the selling business;

●	use of cash to fund the acquisition or for unanticipated expenses;

●	exposure to unknown liabilities, including litigation against the assets we acquire;

●	additional costs due to differences in culture, geographical locations and duplication of key talent;

●	delays associated with or resources being devoted to regulatory review and approval;

●	acquisition-related accounting charges affecting our balance sheet and operations;

●	difficulty integrating the financial results of an acquired business in our consolidated financial statements;

●	controls in an acquired business;

●	potential impairment of goodwill;

●	dilution to our current stockholders from the possible issuance of equity securities; and

●	potential loss of key employees or customers of any acquired business.

In the event that we enter into any agreement to acquire an existing company, closing of such a transaction could be delayed or prevented by regulatory approval requirements, including antitrust review, or other conditions. We may not be successful in addressing these risks or any other problems encountered in connection with any attempted acquisition, and we could assume the economic risks of any such failed or unsuccessful acquisition.

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Risks Relating to our Industry

Our business is highly dependent on the airline industry, which is itself affected by factors beyond the airlines’ control. The airline industry is highly competitive and sensitive to changing economic conditions.

Our business is directly affected by the number of passengers flying on commercial aircrafts, the financial condition of the airlines and other economic factors. If consumer demand for air travel declines, or the number of aircraft and flights shrinks due to, among other reasons, reductions in capacity by airlines, it would have a material adverse effect on our business and results of operations. Unfavorable general economic conditions and other events that are beyond the airlines’ control, including higher unemployment rates, higher interest rates, reduced stock prices, reduced consumer and business spending, terrorist attacks or threats and pandemics could have a material adverse effect on the airline industry. A general reduction or shift in discretionary spending can result in decreased demand for leisure and business travel and lead to a reduction in airline flights offered and the number of passengers flying. Further, unfavorable economic conditions could also limit airlines’ ability to counteract increased fuel, labor or other costs though raised prices. Any of these events would have a material adverse effect on our business prospects, financial condition and results of operations.

Air traffic congestion at airports, air traffic control inefficiencies, weather conditions, such as hurricanes or blizzards, increased security measures, new travel-related taxes, the outbreak of disease or any other similar event could harm the airline industry.

Airlines are subject to cancellations or delays caused by factors beyond their control. Cancellations or delays due to weather conditions or natural disasters, air traffic control problems, breaches in security or other factors could reduce the number of passengers on commercial flights and thereby reduce demand for our services and harm our businesses, results of operations and financial condition.

Risks Related to Ownership of our Common Stock

There is no public market for the common stock being sold in our Regulation A offering and one may never develop.

There is no established public trading market for the common stock being offered in our Regulation A offering. We expect that a public market will develop, although we can make no assurances to this effect. In 2019, we engaged Glendale Securities, Inc., a Securities and Exchange Commission registered and FINRA member broker-dealer, as our market maker and, through an application to FINRA, our common stock was approved for quotation on the OTC Markets Group Inc. Pink Tier under the symbol “ASAV.” There can be no assurance, however, that an active trading market will ever develop in our common stock. Without an active market, the liquidity of the common stock will be limited.

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase.

Prior to our ongoing Regulation A offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if developed, will be sustained. Although we have engaged Glendale Securities, Inc. as our market maker and our common stock is now listed for quotation on the OTC Markets Group Pink Tier, it is anticipated that, initially, there will be little or no market for the shares. As a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, now that the Company’s common stock is eligible for quotation on the OTC Market, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Market, investors should consider any secondary market for the Company’s securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

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We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 1,341,300 shares of our common stock held by non-affiliates and 9,000,950 shares held by affiliates that Rule 144 of the Securities Act defines as restricted securities. 5,000,000 newly issued shares are being registered in our ongoing Regulation A offering; however, all of the remaining shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell in any 90-day period more than the greater of (i) one percent of the total issued and outstanding shares and (ii) the average weekly trading volume of such shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, no member of which is independent, to perform these functions.

We do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Chief Executive Officer and Director owns majority (87.66%) of outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Chairman, Dr. B.B. Sahay, currently owns 87.66% of our outstanding voting securities. Even if the maximum number of shares being offered in our ongoing Regulation A offering are sold, Dr. Sahay will continue to own more than 60% of all outstanding shares. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

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There may not be funds available for net income because our Chief Executive Officer and Director maintains significant control and can determine his own salary and perquisites.

Our Chief Executive Officer and Chairman, Dr. B.B. Sahay, owns majority of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. As of the date of this Form 1-K the Company had 10,342,350 shares of common stock outstanding. Accordingly, we may issue up to an additional 89,657,650 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

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In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and future expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them, subject to resale restrictions. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

As a company with less than $1 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

●	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting;

●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

●	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

●	reduced disclosure about the emerging growth company’s executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require the shareholder approval of executive compensation and golden parachutes.

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Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

●	the first fiscal year following the fifth anniversary of our ongoing Regulation A offering;

●	the first fiscal year after our annual gross revenues are $1 billion or more;

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or

●	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Our ongoing Regulation A offering is being conducted on a self-underwritten “best efforts” basis without a minimum and we may not be able to execute our growth strategy if the $5,000,000 million maximum is not sold.

If you invest in the common stock and less than all of the offered shares are sold, the risk of losing your entire investment will be increased. We are offering our common stock on a self-underwritten “best efforts” basis without a minimum, and we can give no assurance that all of the offered common stock will be sold. Even if we subsequently engage an SEC registered broker-dealer to assist in the offering, such broker-dealer will also be offering and selling the shares on a “best efforts” basis. If less than $5,000,000 of common stock shares offered are sold, we may be unable to fund all the intended uses described in this Form 1-K from the net proceeds anticipated from our ongoing Regulation A offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

We have broad discretion in the use of the net proceeds from our ongoing Regulation A offering, and our use of the offering proceeds may not yield a favorable return on your investment.

We expect to use most of the net proceeds from our ongoing Regulation A offering for working capital, business development, product development and capital expenditure. However, our management has broad discretion over how these proceeds are to be used and based on unforeseen technical, commercial or regulatory issues could spend the proceeds in ways with which you may not agree. Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form 1-K.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; risks related to the effects of the COVID-19 pandemic and other risks that might be detailed from time to time in our filing with the SEC.

Although the forward-looking statements in this Form 1-K reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Business Overview

The Company was incorporated under the laws of the State of Nevada on December 29, 2015. We are a developmental stage company principally involved in the business of developing our aircraft, aircraft engines and aircraft spare parts leasing and sales operations, and aviation consultancy services. The Company will also be exploring potential acquisitions of aviation related assets such as spare parts inventories or synergistic businesses in the aviation industry and international opportunities. As discussed elsewhere in this annual report, we have entered into an asset acquisition agreement with Jet X Aerospace LLC, which we hope to close on or prior to August 25, 2021. Due to various substantive closing requirements (including raising funds under our Regulation A offering), we cannot provide any assurance, however, that this acquisition will close timely, if at all.

In order to generate working capital to fund our core business, prior to FY 19, we provided IT business development consulting services on a contractual basis to private companies operating in the federal government sector. During that time period, we provided these services to one such company.

Plan of Operation

We believe our cash balance as reported in our financial statements is not sufficient to fund our growth plan for any period of time. In order to fully implement our plan of operations for the next 12-month period, we will need to raise a significant amount of funds in the offering. The discussion below is based on the assumption that we will be able to raise the $5 million maximum amount in the offering. After the next 12-month period we may need to raise additional financing. We do not currently have any arrangements for such additional financing.

We have not generated any revenues during the past two fiscal years and, although we expect to begin generating significant revenues during the next 12-months and to raise significant capital in the offering, there can be no assurances that we will be successful in these endeavors. This means that there is substantial doubt that we can continue as a going concern for the next 12-months unless we obtain additional capital to execute our plan of operations. We believe that the actions presently being taken to further implement our business plan and generate revenues provide the opportunity for us to continue as a going concern.

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During the next 12 months, we expect to engage in the following business development activities:

●	Leasing, Sales and Support – We plan to offer aircraft, aircraft engines and aircraft spare parts leasing and sales, and related support functions, and to represent various parties as brokers, providing search and procurement services with respect to various types of commercial aircraft.

●	Aviation Consultancy – We plan to provide consulting services to domestic, commercial vendors and governments including airline market analysis, selection of airline management teams, airline financial projections, selection of aircraft, aircraft purchase or leasing recommendations, and preparation and processing US government procurement solicitations.

●	On-Site Maintenance and Operational Support – We plan to provide recommendations in the hiring and training of personnel needed to support aircraft maintenance operations and spare parts inventory, maintenance of aircraft records, and flight crew hiring and training.

●	Aircraft Charter and Ferry Services – We plan to arrange for passenger air transportation with existing certificated air carrier(s) with aircraft charter services provided on an hourly, monthly or yearly basis, and to arrange for flight crews for the movement of aircraft from point of origin to final destination, for governments, and domestic, commercial vendors.

●	IT Business Development Consulting Services – We intend to continue to offer IT Business Development, Messaging and Capture Management services on a contractual basis to private companies operating in the federal government sector.

Assuming we are successful in raising at least $500,000 in the offering, although there can be no assurances that we will do so, we plan to take the following steps to develop our core aviation business: (1) Finalize our selection of initial spare parts inventories/engines/aircraft for inspection, audit, appraisals, negotiations and purchase; (2) Advertise for the hiring of qualified personnel for key positions within the Company; (3) Select and build out office and spare parts facilities, including warehousing space, and acquire furnishings and equipment for daily operations; (4) Begin purchasing and receiving spare parts inventories and engines at the warehousing facilities; (5) Move acquired aircraft to designated areas in our facility where engines and all parts will be removed and shipped for repairs and overhaul, prepared and inventoried for future sales; (6) Begin marketing the spare parts and engines that we have acquired for sales and leasing to various participants in the aviation industry; (7) Begin the brokerage of aircraft for sales and/or leasing to commercial and government aviation operators; and (8) Begin paying our executives compensation as designated elsewhere in this Form 1-K.

More specifically, we plan to reach the following milestones during the initial 12 months following a successful completion of our ongoing Regulation A offering. Although we have raised an aggregate of $342,350 in the offering to date, that amount has not been sufficient to achieve any of the below listed milestones:

Milestone	Time Frame for Reaching Milestone	Estimated Milestone Expense (assuming the $5,000,000 maximum amount is raised in our Regulation A offering)
Acquisition of Facilities – Corporate Offices and Warehousing:	The funding of a minimum of $500,000 is raised in our ongoing Regulation A offering.	$362,500

● Corporate Offices Lease

● Corporate Office Security Deposit

● Warehouse Facility Lease

● Warehouse Facility Security Deposit

● Insurance Liability/damage

● Utilities Electric/security monitoring

● Furnishings and Equipment

Executive Officer, Director and Consultant Payments: Initially to Dr. B. B. Sahay, James Flynn, James Silvester and L. Carl Jacobson	Monthly payments of approximately $35,000 will be made to existing executives once a minimum of $500,000 is raised in our ongoing Regulation A offering.	$392,260

Personnel Hiring:	The funding of a minimum of	$1,137,127

● Buyers and Sales Representatives

● Director of Maintenance

● Director of Records

● Director of Quality Assurance

● Corp. General Staffing

● Warehouse Staffing

● Taxes and Benefits 20%

● G & A Expenses

	$500,000 is raised in our ongoing Regulation A offering.

Acquisition of Spare Parts Inventories:	The funding of a minimum of	$2,480,613
● Initial Cost Functions: Travel, audit and appraisal ● Purchases: Spare parts/engines ● Purchase Related Costs: Repair and overhaul of inventory/engines; delivery	$500,000 is raised in our ongoing Regulation A offering.

Acquisition of Jet X Aerospace Assets	Conditioned on the funding of a minimum of $5,000,000 by August 25, 2021	$5,000,000*

* Some or all of the funds required for the proposed Jet X asset acquisition may come from sources other than the ongoing Regulation A offering. There can be no guarantee that we will be able to raise these additional funds.

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We expect that sources of funding for the above listed milestones will be derived from our ongoing Regulation A offering, the sale of spare parts and engines, aircraft sales commissions, consulting fees, engine leasing and additional debt and/or equity financings.

We can provide no assurances, however, that we will be able to successfully raise sufficient funds in the offering to begin to execute these plans, to reach any of the above specified milestones, or to develop, offer and generate revenues from any of our designated business activities and development actions. Also, we cannot assure you that we will be able to raise additional capital or debt as and when needed on acceptable terms if at all.

We expect to generate future revenue from our aviation consultancy services and aircraft, aircraft spare parts and aircraft engine sales and leasing operations. Our management has developed relationships with existing air carriers and companies operating government contracts with the U.S. Department of Defense, U.S. Marshals Service and the Department of Homeland Security. The Company hopes to be able to harness those relationships its team has already cultivated in order to allow its management consulting services to gain traction. The Company has developed a unique capability and strategy in the leasing and buying of aircraft to support businesses on commercial or government contracts requiring dry (aircraft only) or wet (aircraft with crew, maintenance services and insurance) aircraft lease operations.

Our total revenues were $0 and $0 for the fiscal years ended March 31, 2021 and 2020, respectively. Our net loss for the fiscal year ended March 31, 2021 was $120,818, as compared to a net loss of $143,416 for the fiscal year ended March 31, 2020. The decrease in net loss was primarily due to lower professional fees and other operating expenses

Results of Operations

Comparison of Fiscal Years Ended March 31, 2021 and 2020.

The following table sets forth key components of our results of operations during the fiscal years ended March 31, 2021 and 2020

	For the Year Ended March 31,		Change
	2021	2020	$		%
Revenue	$-	$-	$
Cost of services	-			-
Operating expenses	120,818	143,416		22,598	16
Loss from operations before income taxes	(120,818)	(143,416)		22,598	16
Income tax expense (benefit)
Net loss after income tax	$(120,818)	(143,416)		22,598	16

Operating expenses. Our operating expenses for the fiscal year ended March 31, 2021 were $120,818, which represents cost of professional fees, corporate fees, bonus to our Chief Executive Officer, taxes and other office expenses, and $143,416 for the fiscal year ended March 31, 2020. The decrease, year over year, of $22,598 in operating expenses was mainly attributable to a decrease in professional fees and other expenses.

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Loss before income taxes. We had loss before income taxes of $120,818 for the fiscal year ended March 31, 2021, and loss of $143,416 for the fiscal year ended March 31, 2020.

Liquidity and Capital Resources

In order to implement the Company’s plan of operations for the next twelve (12) month period, we require a minimum of $500,000 of funding from our Regulation A offering. Separately, we also need to raise $5,000,000 in order to close the Jet X asset acquisition. We anticipate that after the next twelve (12) month period we may need additional financing.

As of March 31, 2021, we had cash of $64,202. To date, we have financed our operations primarily through the proceeds from the sale of our common stock and the related third party loans.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

Cash Flow

	For the Years Ended March 31,
	2021	2020

Net cash used in investing activities	(5,000)	-
Net cash used in operating activities	(124,223)	(115,772)
Net cash provided by financing activities	88,750	200,000
Net increase in cash	(40,473)	84,228
Cash, beginning of year	104,675	20,447
Cash, end of year	$64,202	104,675

Operating Activities

Net cash is used to cover operating expenses such as officer compensation, accounting, auditing, legal, consultants, professional services, rent, telephone, licenses and taxes. Currently available working capital will not be adequate to sustain our operations at our current levels from the date of this filing through the next 12 months. We expect to satisfy our working capital requirements over the next 12 months through the sale of equity or debt securities. However, we do not have any commitment from any third party to invest in our company or otherwise acquire any of our equity or debt securities. Furthermore, even if we successfully raise sufficient capital to satisfy our needs over the next twelve (12) months, in the future, we will require additional cash resources due to changed business conditions, implementation of our strategy to expand our business or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Investing Activities

Financing Activities

Financing activities for the fiscal year ended March 31, 2021 were $88,750 consisting $75,000 in proceeds from the sale of common stock in our Regulation A offering and $13,750 proceeds from loans. Financing activities for the fiscal year ended March 31, 2020 were $200,000, consisting of $225,000 from the sale of common stock, $10,000 from a loan provided by a third party, and a loan repayment of $35,000 to the Company’s Chief Executive Officer.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

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Off Balance Sheet Arrangements

As of March 31, 2021, and March 31, 2020, we did not have any off-balance sheet arrangements.

Commitments and Contractual Obligations

The Company has entered into agreements with certain employees and contractors. The following is a complete list of those commitments as of March 31, 2021.

Employment Agreements with Dr. B.B. Sahay and Mr. James Flynn. These agreements as currently in effect include a base annual salary of $150,000 and $120,000 for Dr. Sahay and Mr. James Flynn, respectively. Both are also eligible for up to five (5) performance-based bonuses of $30,000 for Dr. Sahay (for a total of up to $150,000) and $20,000 for Mr. Flynn (for a total of up to $100,000). These salaries and bonuses are subject to the Company meeting certain funding and performance milestones. Although these milestones have not been fully met, On November 11, 2019 in a special meeting of the Company’s Board of Directors, the Board approved a cash bonus, in amount of $50,000, to our Chief Executive Officer for his services, to be drawn down as and when he deems appropriate. The Chief Executive Officer received $45,550 of the $50,000 bonus as of March 31, 2021 leaving $4,450 accrued but not paid.

Consulting Agreements with Dr. James L Sylvester and Dr. L. Carl Jacobsen. These engagement agreements as currently in effect include a base hourly rate of $125 for Dr. James L. Silvester, and a base hourly rate of $50 for Dr. L. Carl Jacobsen. No amounts were earned or owed under these agreements as of March 31, 2021 and 2020.

Effective August 2017, the Company entered into an agreement with independent contractor Nishant Goyal to serve as Director of Business Development in India. The Company has not determined the compensation for this position as the Company has not generated any revenues from its projects in India yet. No amounts were incurred or owed as of March 31, 2021 and 2020.

On July 21, 2018, the Company entered into an agreement with Willis Kavin Ayieko an independent contractor, to serve as Analyst/Representative in Kenya for researching and advising ASI on aviation related projects developed through his networking and contacts in the aviation community within East Africa. His compensation will consist of a 10% commission of the gross earnings received by ASI for any and all projects developed by him or assigned by Mr. Flynn within East Africa. No amounts were incurred or owed as of March 31, 2021 and 2020.

Seasonality

We do not believe that our business will be subject to significant seasonal variations.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Income Taxes

The Company follows FASB ASC 740, “Income Taxes,” when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Tax years from 2017 through 2020 remain subject to examination by major tax jurisdictions.

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Recent Accounting Pronouncements

In February 2016 FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. In July 2018, the FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842, Leases.” The amendments in ASU 2018-10 clarify, correct or remove inconsistencies in the guidance provided under ASU 2016-02 related to nineteen specific issues identified. Also in July 2018, the FASB issued ASU No. 2018-11 “Leases (Topic 842): Targeted Improvement” which now allows entities the option of recognizing the cumulative effect of applying the new standard as an adjustment to the opening balance of retained earnings in the year of adoption while continuing to present all prior periods under previous lease accounting guidance. The effective date and transition requirements for these two ASUs are the same as the effective date and transition requirements as ASU 2016-02. There was no effect to our financial statements upon adoption of this standard.

ITEM 3.	DIRECTORS AND OFFICERS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Directors, Executive Officers, Promoters and Control Persons

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Dr. Brajnandan B. Sahay	Chief Executive Officer and Chairman Director	76	December 29, 2015	40
Mr. James P. Flynn	President	73	March 23, 2016	40
Dr. James L. Silvester	Chief Financial Officer	69	March 1, 2016	8
Dr. L. Carl Jacobsen	VP Administration and Corporate Secretary	78	March 1, 2016	20

Dr. B.B. Sahay, CEO and Director

Dr. Sahay currently serves as the Chief Executive Officer and Chairman of the Board for ASI Aviation, Inc. and has served in these capacities since the Company’s founding. Dr. Sahay has served as a C-level executive at various companies, including TeleScience International, Inc. (“TII”), a privately held company which he founded in 1987 and where he served as President and CEO from 1987 to 2008 when TII became inactive. Dr. Sahay was successful in growing TII in the area of Healthcare and IT services in government contracting, competing for set-aside contracts with federal and state government agencies. Prior to establishing TII, Dr. Sahay held management and advisory positions with CONTEL (Continental Telephone Corporation), IBM’s Satellite Business Systems, MCI (Microwave Communications Incorporated) and MITRE Corporation. As a member of the GSA’s Federal Telecommunications System (FTS 2000) management evaluation team, he participated in awarding one of the largest civilian contracts in U.S. history to AT&T and Sprint. He earned a Ph.D. in Control Systems, Science, and Engineering from Washington University in St. Louis, Missouri.

Mr. James P. Flynn, President

Mr. Flynn has served as the President of ASI Aviation, Inc. since March 23, 2016. Mr. Flynn gained extensive experience in aircraft sales and leasing, aircraft acquisitions, operations, logistics and maintenance support, including spare parts sales for regional and commercial transport aircraft while serving as President of Aviation Enterprises, Inc. (“AEI”). In this capacity, he oversaw the daily operations of every aspect of AEI’s operations from August 1979 to December 2015. Mr. Flynn will continue his leadership role and oversee all aviation services operations for ASI Aviation. Mr. Flynn has more than 30 years’ experience in the aviation industry and managed several aviation ventures including a certificated Air Carrier operating under FAR Part 135 (aircraft operations with under 30 seats) and certificated Air Carrier operating under FAR 121 (aircraft operations with over 30 seats). His experience includes commercial and government aircraft programs both domestic and international, valued in the multimillions of dollars. He also has a thorough understanding of all aspects of the aircraft industry and strong financial and technical skills pertaining to developing enterprises in this space. From 2010 to 2013 he served as a full-time consultant to the CEO of Ryan International Airlines (“Ryan”), a certificated FAR 121 air carrier. Mr. Flynn advised Ryan in areas of crewing, staffing, aircraft selection and acquisition, and operational and maintenance issues related to commercial and government contracts supporting domestic and international transportation of illegal immigrate aliens and federal prisoners. From March 2013 to his resignation on December 31, 2016, he served as a managing partner of Justice Aviation, LLC (“Justice”). At Justice, he had overall responsibility for staffing, spare parts and engine support for the operation of three MD-83 aircraft supporting the Federal Prisoner Transportation System. Mr. Flynn held an Airline Transport Pilot License and was issued a Commercial License with Instrument rating and Flight Instructor Licenses from Beacon Flight School, Clinton, MD.

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Dr. James L. Silvester, Chief Financial Officer

Dr. Silvester has served as the Chief Financial Officer of ASI Aviation, Inc. since March 1, 2016. For the past 26 years, Dr. Silvester has operated his own consulting firm, Dominion Business Systems, Inc., specializing in turnarounds, IPO’s, private placements, and corporate debt negotiations, and has served as an expert witness in many courts. He has served three federal courts in the mid-Atlantic region as an approved consultant working with attorneys, banks, commercial finance companies, and broker/dealers, covering diverse industries and businesses in the $2 to $70 million per annum revenue range. He has also worked with the SEC and FINRA and many of their top-level employees in assisting pre-IPO companies to enter the public marketplace. He holds four degrees from accredited universities, including a PhD in Business Administration. He has also authored several business books.

Dr. L. Carl Jacobsen, VP Administration and Corporate Secretary

Dr. Jacobsen has served as the Vice President of Administration and Corporate Secretary of ASI Aviation, Inc. since March 1, 2016. Dr. Jacobsen received his Ph.D. in Linguistics from UCLA in 1979 and his J.D. from Antioch School of Law in 1984, and is admitted to practice law in the District of Columbia. Since 2010 Dr. Jacobsen has worked as a self-employed reviewer of litigation documents with a specialty in anti-trust matters, including mergers, acquisitions, and divestitures.

Term of Office

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than one (1) director. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal. Currently, Dr. B.B. Sahay is our sole director.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. Thus, there is a potential conflict of interest in that our sole director and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or director.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our sole director, Dr. B.B. Sahay, does not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees would be excessive and beyond the scope of our business and needs as they are presently constituted.

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Family Relationships

None.

Involvement in Certain Legal Proceedings

Except as set forth below, no officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

● Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

● Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

● Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

● Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated,

● Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity,

● Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity,

● Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

ITEM 4.	SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this Form 1-K, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 11921 Freedom Drive, Suite 550, Reston, VA 20190-5667.

Name	Shares	Percentage Ownership
Dr. B.B. Sahay (1)	9,000,000	87.657%
Mr. James P. Flynn	100	0.001%
Dr. James L. Silvester (2)	100	0.001%
Dr. L. Carl Jacobsen	750	0.007%

All Directors and Officers as a group (4persons)	9,000,950	87.665%

(1)	Dr. B.B. Sahay currently owns 9,000,000 shares of common stock. Dr. Sahay originally acquired 10,000,000 founder’s shares for which he paid $1,000. In FY 21 he gifted 1,000,000 of his shares.

(2)	On November 26, 2019, the Company signed a restricted stock unit agreement to issue to the Company’s Chief Financial Officer 500,000 restricted stock units. Each restricted stock unit represents the right to receive one share of the Company’s common stock. The restricted stock units are eligible for vesting only upon the achievement of a performance goal set forth in the agreement, i.e., the consummation of the Company’s first acquisition. No compensation cost was recorded as the share grant is contingent.

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This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 10,342,350 shares of common stock outstanding as of the date of this Form 1-K.

ITEM 5.	INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2019 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of the Company’s total assets at yearend for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On November 26, 2019, the Company signed a restricted stock unit agreement to issue to the Company’s Chief Financial Officer, James Silvester, 500,000 restricted stock units. Each restricted stock unit represents the right to receive one share of the Company’s common stock. The restricted stock units are eligible for vesting only upon the achievement of a performance goal set forth in the agreement, i.e., the consummation of the Company’s first acquisition. No compensation cost was recorded as the share grant is contingent.

Our board of directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. Our board of directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, our board of directors generally reviews related party transactions to ensure that they are fair and reasonable to our company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by our board of directors.

Director Independence

The registrant’s board of directors consists of Dr. B.B. Sahay. Dr. Sahay is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Advances from / to Related Parties

In FY 2019, our Chief Executive Officer (“CEO”) extended various non-interest-bearing loans in the amount of $35,000, which was repaid in full as of March 31, 2020. During fiscal year 2020, the CEO also provided and was repaid a $10,250 loan. There were no advances from/to related parties during the fiscal year 2021.

ITEM 6.	OTHER INFORMATION

We have no information to disclose that was required to be in a report on Form 1-U during the last six months of the fiscal year ended March 31, 2021, but was not reported.

27

ITEM 7.	FINANCIAL STATEMENTS

ASI Aviation, Inc.

Financial Statements

For the years ended March 31, 2021 and 2020

28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of ASI Aviation, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of ASI Aviation, Inc. (the Company) as of March 31, 2021 and 2020 and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended March 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has limited operating history, has incurred operating losses, and had an accumulated deficit at March 31, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2016.

Marlton, New Jersey

August 2, 2021

F-1

ASI AVIATION, INC.

BALANCE SHEETS

	March 31, 2021	March 31, 2020

ASSETS
Current Assets:
Cash	$64,202	$104,675
Loan receivable	5,000	-
Prepaid and other current assets	2,007	521
Total Current Assets	71,209	105,196

Total Assets	$71,209	$105,196

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$60,217	$48,886
Accrued expenses	4,450	17,700
Loan from Cares Act, current portion	6,302	-
Total Current Liabilities:	70,969	66,586
Long Term Liabilities:
Loans from Cares Act, long term portion	7,448	-
Loan	10,000	10,000
Total Liabilities	88,417	76,586

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Common stock, par value $0.0001, 100,000,000 Authorized, 10,342,350 and 10,267,350 issued and outstanding as of March 31, 2021 and March 31, 2020, respectively	1,035	1,027
Additional paid in capital	342,315	267,323
Accumulated deficit	(360,558)	(239,740)
Total Stockholders’ Equity (Deficit)	(17,208)	28,610

Total Liabilities and Stockholders’ Equity (Deficit)	$71,209	$105,196

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

ASI AVIATION, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended March 31,
	2021	2020

Operating expenses:
Professional fees	$37,546	$47,224
Other expenses	83,272	96,192

Total operating expenses	120,818	143,416

Net loss before taxes	(120,818)	(143,416)

Net loss	$(120,818)	$(143,416)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,277,418	10,165,301

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

ASI AVIATION, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

	Common stock		Additional paid in	Accumulated	Total Stockholders’ equity
	Shares	Amount	capital	deficit	(deficit)

Beginning balance, April 1, 2019	10,042,350	$1,004	$42,346	$(96,324)	$(52,974)
Issuance of common stock	225,000	23	224,977	-	225,000
Net Loss	-	-	-	(143,416)	(143,416)
Ending balance, March 31, 2020	10,267,350	$1,027	$267,323	$(239,740)	$28,610
Issuance of common stock	75,000	8	74,992	-	75,000
Net Loss	-	-	-	(120,818)	(120,818)
Ending balance, March 31, 2021	10,342,350	$1,035	$342,315	$(360,558)	$(17,208)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

ASI AVIATION, INC.

STATEMENTS OF CASH FLOWS

	For the year ended March 31,
	2021	2020

Cash Flows From Operating Activities:
Net loss	$(120,818)	$(143,416)
Changes in operating assets and liabilities:
Prepaid and other current assets	(1,486)	(1)
Accounts payable and accrued expenses	(1,919)	27,645
Net cash used in operating activities	(124,223)	(115,772)

Cash Flows From Investing Activities:
Loan other	(5,000)	-
Net cash used in investing activities	(5,000)	-

Cash Flows From Financing Activities:
Net repayment of related party loans	-	(35,000)
Proceeds from loans-other	13,750	22,000
Repayment of loans-other	-	(12,000)
Proceeds from sale of stock	75,000	225,000
Net cash provided by financing activities	88,750	200,000

Net (decrease) increase in cash	(40,473)	84,228
Cash, beginning of year	104,675	20,447

Cash, end of year	$64,202	$104,675

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,589	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

ASI AVIATION, INC.

Notes to Financial Statements

For the years ended March 31, 2021 and 2020

Note 1. Organization, History and Business

ASI Aviation, Inc. is a Nevada corporation (the “Company”), incorporated under the laws of the State of Nevada on December 29, 2015. The fiscal year-end of the Company is March 31. The business plan of the Company is to develop an aircraft and aircraft spare parts sales and leasing operation, as well as providing aviation management and business development consulting services to private and public companies/governments agencies. Also, the company plans to bid on the US federal and State government contracts for aviation services to expand its business in aviation sector. The Company will also be exploring potential acquisitions in the aviation industry.

The Jet X Aerospace Agreement

On February 10, 2020, ASI Aviation, Inc. (the “Company”), Jet X Aerospace LLC (“Jet X”) and David S. Carver, Jayson Carver and Demetri Xydas (the “Seller Members”) entered into an asset purchase agreement (the “Agreement”) pursuant to the terms of which the Company has agreed to acquire (the “Acquisition”), subject to certain conditions, substantially all of the assets of Jet X. This agreement has since been expired In  March 25, 2021, ASI Aviation, Inc. (the “Company”), Jet X Aerospace LLC (“Jet X”) and David S. Carver, Jayson Carver and Demetri Xydas (the “Seller Members”) entered into a business and asset purchase agreement (the “Agreement”) pursuant to the terms of which the Company has agreed to acquire (the “Acquisition”), subject to certain conditions, substantially all of the assets of Jet X.

Jet X is in the business of providing customer support, solutions and management to the aviation industry including, spare parts inventory procurement and management, purchase support and supply chain management, component repair and vendor management, maintenance support for light, scheduled and heavy checks, power plant management and support and aviation industry consulting.

The Company has agreed to acquire all of the business assets of Jet X, subject to certain exclusions, and to assume certain of the obligations of Jet X relating to the to-be-acquired assets. The Company has agreed to pay a purchase price of $3,000,000 for the assets, consisting of the settlement and satisfaction of outstanding Jet X debt in the amount of $900,000 and the issuance to Jet X or its designees of 2,100,000 restricted shares (subject to a spare parts inventory appraisal of more than $2.8 million) of the Company’s common stock (these two components together, the “Purchase Price Consideration”). The Seller Members will also enter into five-year employment agreements with the Company whereby the Seller Members would become employees of the Company to manage and develop the Jet X business on behalf of the Company.

The closing of the Acquisition is subject to the following substantive conditions, among others, which must be met within 30 days of the signing of the Agreement, or August 25, 2021. This deadline, however, may be extended by the mutual consent of the Company and Jet X:

● Prior to the closing, the Company shall have completed a registered or qualified (Regulation A) public offering or a private placement or bank financing (the “Financing”) and shall have received equity and/or debt funding, from the public offering or otherwise, in the Financing in the amount of at least $1,200,000;

● The Company shall have completed to its satisfaction its due diligence review of Jet X and its assets; and

● Jet X and Heartland Bank and Trust shall have entered into a comprehensive settlement and release agreement pursuant to which Heartland Bank and Trust shall have agreed to cancel all Jet X’s debt owed to it and forever release Jet X from any and all claims relating to such debt for consideration and payment received.

F-6

ASI AVIATION, INC.

Notes to Financial Statements

For the years ended March 31, 2021 and 2020

Should the Company fail to meet the Financing condition by August 25, 2021, the Company may propose to modify the composition of the Purchase Price Consideration by adjusting the debt payment/cash to stock ratios and/or the amount of assumed obligations, subject to mutual written agreement between the Company and Jet X. Without such agreed modification this agreement shall expire on August 25, 2021. Additionally, should the spare parts inventory appraisal result in a valuation of less than $2.8 million, the Company may adjust the number of shares it issues to Jet X.

The Company cannot make any assurances at this time that all or any of the substantive conditions to closing will be met in a timely fashion, if at all.

The Agreement may be terminated at any time by mutual consent of the Company and Jet X and by Jet X if the preconditions required to be fulfilled by the Company are not completed by April 24, 2021, subject to that date being extended by mutual consent of Jet X and the Company.

This agreement has been extended by mutual consent of the parties twice, latest being amendment No II to the business and assets purchase agreement dated July 12, 2021 extending the closing date to August 25,2021.

The ZAV Airways Agreement

On August 18, 2017, the company and Harlequin Consultancy Services Pvt. Ltd (“HCS”) entered into an exclusive and irrevocable Buyer Mandate Agreement (the “Buyer Agreement”) with ZAV Airways Pvt. Ltd (“ZAV Airways”), a regional airlines company based in the North East and Eastern Regions of India, to represent ZAV Airways in the potential purchase of two aircraft. The company and HCS entered into a separate agreement relating to our respective duties and the sharing of potential commissions under the Buyer Agreement. Under the terms of our agreements with ZAV Airways and HCS, HCS will be responsible for building a working relationship with ZAV Airways and the company will be responsible for locating aircraft, coordinating aircraft inspections, negotiating with aircraft sellers, legal fees in preparation of aircraft sales agreements, coordinating aircraft modifications, and arranging for delivery of the aircraft to modification centers and final delivery locations. The company will retain 80% and HCS will retain 20% of any commissions or fees paid under the Buyer Agreement after deduction of direct expenses related to the aircraft delivery. On December 18, 2017, the company and HCS extended the Buyer Agreement with ZAV Airways for an additional 18-month period and, on August 2, 2019, the company extended the Buyer Agreement with ZAV Airways again, for an additional 18 months. It was expired on 2/2/2021.

The COVID-19 Impact:

Before the global outbreak of the coronavirus disease (“COVID-19”) pandemic hit, the aviation industry had anticipated high passenger volume and aircraft fleet growth over the next decade. Now, however, with the arrival of the COVID-19 pandemic, the aviation industry is suddenly facing a new environment where operating fleet capacities have been drastically reduced and passenger demand has declined precipitously. The Company expect these conditions to remain for the foreseeable future. If the global COVID-19 situation results in prolonged lock-downs and the introduction of a coronavirus vaccine is delayed, airlines’ financial strength will be greatly impacted and this will change the aviation industry landscape. Privately operated airports will face difficulties in keeping costs down when there is negligible revenue generation. Also, the uncertain nature of this coronavirus pandemic has severely marred passenger confidence, which may take time to rebuild post-crisis. Weak passenger confidence in travel and declining economic conditions among many countries will impact the total number of passengers travelling, in both the domestic and international segments. The Company expects that it will take a number of years for passenger numbers to reach pre-pandemic levels.

The prevailing condition attributed by COVID-19 has impacted drastically the Company’s ability to raise the debt and/or equity capital to make its first target acquisition. This has badly affected the Company’s plan for growth and expansion as well as put a financial strain on the company. Corona virus vaccine has been fully vaccinated to more than 53% and at least one dose to more than 60% which has improved the airlines’ as well as other industries’ financial health, and hopefully bring back the investors’ confidence for investments and normalize world economy starting from the middle of the year 2021.

F-7

ASI AVIATION, INC.

Notes to Financial Statements

For the years ended March 31, 2021 and 2020

Currently COVID-19 condition has improved and 68.9% of the USA population has at least one dose of vaccination, however there has been new virus Delta B.1.617.2 has merged and is spreading fast affecting almost 50 states of the USA. It is supposed to be very contagious. Never the less USA economy has picked up considerably post COVID-19 and the airline traffic has increased almost to the pre-covid level. It is expected that airline business will improve sooner than expected by the middle of year ending 2022 in USA.

Note 2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has limited operating history, has a net loss of $120,818 for the year ended March 31, 2021, and had an accumulated deficit of $360,558 as of March 31, 2021. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows FASB ASC 740, “Income Taxes,” when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Tax years from 2017 through 2020 remain subject to examination by major tax jurisdictions.

Recent Accounting Pronouncements

In February 2016 FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. In July 2018, the FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842, Leases.” The amendments in ASU 2018-10 clarify, correct or remove inconsistencies in the guidance provided under ASU 2016-02 related to nineteen specific issues identified. Also, in July 2018, the FASB issued ASU No. 2018-11 “Leases (Topic 842): Targeted Improvement” which now allows entities the option of recognizing the cumulative effect of applying the new standard as an adjustment to the opening balance of retained earnings in the year of adoption while continuing to present all prior periods under previous lease accounting guidance. The effective date and transition requirements for these two ASUs are the same as the effective date and transition requirements as ASU 2016-02. The adoption of ASU 2016.02 did not have a material impact on the condensed unaudited financial statements

F-8

ASI AVIATION, INC.

Notes to Financial Statements

For the years ended March 31, 2021 and 2020

Note 4. Loan Receivable

On September 21, 2020, the Company entered into a loan agreement with Jet X Aerospace LLC, in the amount of $5,000 with 3% interest per annum payable on or before 4 months from the date of execution of this note. This loan was later extended to December 21, 2021.

Note 5. Related Party Transactions

As of March 31, 2019, the Chief Executive Officer (“CEO”) extended various non-interest bearing loans in the amount of $35,000 of which $35,0000 were repaid as of March 31, 2020. During fiscal year 2020, the CEO also provided and was repaid a $10,250 loan.

On November 11, 2019 in a special meeting of ASI Board of Directors, the Board approved a cash bonus, in amount of $50,000, to the CEO for his services, to be drawn down as and when, he deems appropriate of which all has been drawn. additionally, on September 24, 2020 in a special meeting of ASI Board of Directors, the Board approved a Cash Bonus, in the amount of $50,000 by Dr. Sahay, Chief Executive Officer for his valuable services, to be drawn down as and when, he deems appropriate. As of March 31, 2021, $45,550 of the $50,000 bonus granted on September 24, 2020 has been drawn down and the remaining $4,450 has been accrued for the CEO received $50,000 bonus as of March 31, 2021.

On November 26, 2019, Company signed a restricted stock unit agreement (vested upon performance threshold) to issue James Silvester 500,000 of restricted stock units. He restricted stock units shall be eligible for vesting under this agreement only upon the achievement of a performance goal set forth in this agreement i.e. which is upon the consummation of the Company’s first acquisition.

Note 6. Common Stock

The holders of the Company’s common stock are entitled to one vote per share of common stock held. During the year ended March 31, 2021 and 2020, 75,000 and 225,000, respectively, of common stock were sold at one dollar per share, for a total amount $75,000 and $225,000,   respectively, under a regulation A offering.

Note 7. Commitments and Contingencies

The Company has entered into agreements with certain employees and contractors. The agreements included various executive employment and consulting agreements.

The Company entered into two executive employment agreements which include a base annual salary of $150,000 and $120,000 for the CEO and James Flynn, an executive respectively. Both are also eligible for up to five performance-based bonuses of $30,000 (for the CEO a total of up to $150,000) and $20,000 (for Mr. Flynn; a total of $100,000). These salaries and bonuses are subject to funding and performance. No amounts were earned or owed under these agreements as of March 31, 2021 and March 31, 2020 excluding the CEO’s $50,000 bonus earned in FY 2021 and FY 2020.

The Company entered into three consulting agreements which include a base hourly rate of $125 for Dr. James L. Silvester, $50 for Dr. L. Carl Jacobsen, no amounts were earned or owed under these agreements as of March 31, 2021 and March 31, 2020.

F-9

ASI AVIATION, INC.

Notes to Financial Statements

For the years ended March 31, 2021 and 2020

Effective August 2017, the Company entered into an agreement with independent contractor Nishant Goyal to serve as Director of Business Development in India. The Company has not determined the compensation for this position as the Company has not generated any revenues from its projects in India yet. No amounts were incurred or owed as of March 31, 2021 and March 31, 2020.

On July 21, 2018, the Company entered into an agreement with Willis Kavin Ayieko an independent contractor, to serve as Analyst/Representative in Kenya for researching and advising ASI on aviation related projects developed through his networking and contracts in the aviation community within East Africa. His compensation will consist of 10% commission of the gross earnings received by ASI for any and all projects developed by him or assigned by Mr. Flynn within East Africa. No amounts were incurred or owed as of March 31, 2021 and March 31, 2020.

Note 8. Loans

On July 1, 2019, the Company entered into a loan agreement payable with third party for the amount of $10,000 with a 6% interest annum maturing on June 30, 2021. The loan outstanding balance was $10,000 and $10,000 as of March 31, 2021 and 2020, respectively. Subsequent to March 31, 2021, the loan agreement was amended to a maturity date of June 30, 2022.

Note 9. Income Taxes

The Company files corporate income tax returns in the United States (federal), Virginia and Nevada. The Company is subject to federal, state and local income tax examinations by tax authorities through inception.

The computation of the annual estimated effective tax rate at each period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in various jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known or as the tax environment changes.

For the years ended March 31, 2021 and 2020 the company has recognized income tax expense (benefit) of $0 and $0, respectively, for our estimated federal and state income tax provision including both current and deferred income taxes.

F-10

ASI AVIATION, INC.

Notes to Financial Statements

For the years ended March 31, 2021 and 2020

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% for the years ended March 31, 2021 and 2020, and State tax rate net of federal benefit of 5.10% and 5.10% for the State of Virginia for the years ended March 31, 2021 and 2020, to income before taxes related to operations in Virginia, and 0.00% related to the operations in Nevada), as follows:

	2021	2020
Computed “expected” tax Benefit	$(94,106)	$(38,404)
Increase in Valuation	94,106	38,404
Actual tax benefit	$-	$-

Due to the effective date of the Tax Act and the rate reduction on our fiscal year, the Company recorded a blended statutory rate for the years ended March 31, 2021 and 2020. The following is a reconciliation of the effective tax rates:

	2021	2020
Federal, blended statutory rate	21.0%	21.0%
State, net of federal benefit	5.1%	5.1%
Utilization of net operating losses	0.0%	0.0%
Valuation allowance	-26.1%	-26.1%
Effective income tax rate	0.0%	0.0%

For the year ended March 31, 2021, the Company had approximately $360,558 NOL’s to be carried forward to offset-to-offset future taxable income.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

F-11

Exhibit No.	Description

2.1	Articles of Incorporation (1)
2.2	Bylaws (2)
3.1	Subscription Agreement of Brajnandan B. Sahay dated December 29, 2015 (3)
3.2	Restricted Stock Unit Agreement dated November 26, 2019 by and between ASI Aviation, Inc. and James Silvester (6)
4.1	Form of Regulation A Subscription Agreement (4)
6.1	Office Space Agreement with Colors Builders & Real Estate Consultants (4)
6.2	Executive Employment Agreement with B. B. Sahay, dated January 1, 2016 (4)
6.3	Affidavit of Understanding related to B. B. Sahay Employment Agreement, dated May 31, 2016 (4)
6.4	Executive Employment Agreement with James Flynn, dated January 1, 2016 (4)
6.5	Affidavit of Understanding related to James Flynn Employment Agreement, dated August 31, 2017 (4)
6.6	Revised Offer of Engagement, Chief Executive Officer, with James Silvester, dated December 22, 2017 (4)
6.7	Offer of Engagement, Vice President, Administration, with Dr. Carl Jacobsen, dated March 13, 2016 (4)
6.8	Offer of Engagement, Director of HR, with Danette Penenburgh, dated March 1, 2016 (4)
6.9	Revised Engagement Offer Letter with Nishant Goyal, dated August 1, 2017 (4)
6.10	Business and Asset Purchase Agreement dated March 25, 2021, by and among ASI Aviation, Inc., Jet X Aerospace, LLC and the Selling Members listed in the Agreement (5)
6.11*	Amendment I dated April 25, 2021 to Business and Asset Purchase Agreement dated March 25, 2021 by and among ASI Aviation, Inc., Jet X Aerospace, LLC and the Selling Members listed in the Agreement
6.12*	Amendment II dated July 12, 2021 to Business and Asset Purchase Agreement dated March 25, 2021 by and among ASI Aviation, Inc., Jet X Aerospace, LLC and the Selling Members listed in the Agreement
11.1*	Consent of Friedman LLP

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 of the Company filed with the Securities and Exchange Commission on July 27, 2016.
(2)	Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 of the Company filed with the Securities and Exchange Commission on July 27, 2016.
(3)	Incorporated by reference to Exhibit 3.1 of the Preliminary Offering Circular on Form 1-A of the Company filed with the Securities and Exchange Commission on December 29, 2017
(4)	Incorporated by reference to the indicated Exhibits attached to Amendment No. 1 to the Preliminary Offering Circular on Form 1-A of the Company filed with the Securities and Exchange Commission on February 26, 2018
(5)	Incorporated by reference to Exhibit 9.1 of the Current Report on Form 1-U of the Company filed with the Securities and Exchange Commission on April 7, 2021.
(6)	Incorporated by reference to Exhibit 3.2 of the Annual Report on Form 1-K of the Company filed with the Securities and Exchange Commission on July 7, 2020.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 2, 2021	ASI Aviation, Inc.

/s/ Brajnandan Sahay
	Name:	Brajnandan Sahay
	Title:	Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brajnandan Sahay	CEO (principal executive officer and principal financial and accounting officer) and sole director	August 2, 2021
Brajnandan Sahay